Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our reports dated December 26, 2024, relating to the financial statements and financial highlights of Nuveen Emerging Markets Equity Fund, Nuveen Emerging Markets Equity Index Fund, Nuveen Equity Index Fund, Nuveen Core Equity Fund, Nuveen International Equity Fund, Nuveen International Equity Index Fund, Nuveen International Opportunities Fund, Nuveen Large Cap Growth Fund, Nuveen Large Cap Growth Index Fund, Nuveen Large Cap Value Fund, Nuveen Large Cap Value Index Fund, Nuveen Quant Mid Cap Growth Fund (formerly Nuveen Mid Cap Growth Fund), Nuveen Mid Cap Value Fund, Nuveen Quant International Small Cap Equity Fund, Nuveen Quant Small Cap Equity Fund, Nuveen Quant Small/Mid Cap Equity Fund, Nuveen Small Cap Blend Index Fund, Nuveen Large Cap Responsible Equity Fund, Nuveen International Responsible Equity Fund, Nuveen S&P 500 Index Fund, Nuveen Emerging Markets Debt Fund and Nuveen International Bond Fund, which appear in TIAA-CREF Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Experts” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2025